UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2023

CRISPR THERAPEUTICS AG

(Exact name of Registrant as Specified in Its Charter)

Switzerland	001-37923	Not Applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Baarerstrasse 14
6300 Zug, Switzerland		Not Applicable
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 41 (0)41 561 32 77

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, nominal value CHF 0.03	CRSP	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company

☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 1.01 Entry into a Material Definitive Agreement.

Non-Exclusive License Agreement

On March 23, 2023, CRISPR Therapeutics AG (“CRISPR”) entered into a Non-Exclusive License Agreement (the “Non-Ex License”) with Vertex Pharmaceuticals Incorporated (“Vertex”), pursuant to which CRISPR agreed to license to Vertex, on a non-exclusive basis, certain of its gene editing intellectual property to exploit certain products for the diagnosis, treatment or prevention of diabetes type 1, diabetes type 2 or insulin dependent/requiring diabetes throughout the world.

The Non-Ex License includes, among other things, provisions relating to the following:

Financial Terms. In connection with entering into the Non-Ex License, CRISPR will receive a $100.0 million up-front payment from Vertex. CRISPR is eligible to receive milestone payments from Vertex of up to $230.0 million in the aggregate, depending on the achievement of pre-determined research, development and commercial milestones for certain products utilizing the licensed intellectual property. CRISPR is also eligible to receive tiered royalties on the sales of certain products in the low to mid-single digits. In the event of any termination or expiration of the Non-Ex License, tiered royalties on the sales of certain products will continue in the low to mid-single digits.

Termination. Either party may terminate the Non-Ex License upon the other party’s material breach, subject to specified notice and cure provisions. CRISPR may also terminate the Non-Ex License in the event Vertex commences or participates in any action or proceeding challenging the validity or enforceability of any patent that is licensed to Vertex pursuant to the Non-Ex License. Vertex may also terminate the Non-Ex License upon CRISPR’s bankruptcy or insolvency, or for convenience upon the earlier of the achievement of certain milestone events or a specified period of time, after giving written notice.

The foregoing description of the Non-Ex License is only a brief description of the terms of such agreement, does not purport to be a complete description of the rights and obligations of the parties thereunder, and is qualified in its entirety by such agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 7.01 Regulation FD Disclosure.

On March 27, 2023, CRISPR and Vertex issued a press release announcing, among other things, the entry into the Non-Ex License. A copy of the press release is attached hereto as Exhibits 99.1.

The information in this Item 7.01 of Form 8-K, including the accompanying Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liability of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

10.1*†^	Non-Exclusive License Agreement, dated March 23, 2023, by and between Vertex Pharmaceuticals Incorporated and CRISPR Therapeutics AG

99.1+	Press Release by Vertex Pharmaceuticals Incorporated and CRISPR Therapeutics AG, dated March 27, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Filed herewith.

+ Furnished herewith.

† Certain portions of this exhibit have been omitted because they are not material and the registrant customarily and actually treats that information as private or confidential.

^ Certain exhibits and schedules to these agreements have been omitted pursuant to Item 601 of Regulation S-K. The registrant will furnish copies of any of the exhibits and schedules to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CRISPR Therapeutics AG

Date:	March 27, 2023	By:	/s/ Samarth Kulkarni
Samarth Kulkarni, Ph.D. Chief Executive Officer